Exhibit 99.1

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

EXCHANGE FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, par value $0.01 per share, of Danaher Corporation (“Danaher common stock”) that are validly tendered and not properly withdrawn.

This Exchange Form and Letter of Transmittal may be used to make tender only with respect to certain shares of Danaher common stock you hold. You may receive additional Exchange Forms and/or Letters of Transmittal with respect to shares of Danaher common stock held by you in another manner or in another name. The deadline for submitting exchange forms (the “Expiration”) is 12:00 midnight, New York City time on [—], 2015, unless the exchange offer is extended or terminated. Exchange forms must be RECEIVED by the Exchange Agent no later than 12:00 midnight, New York City time, at the end of the day, on the date of the Expiration.

Complete the box(es) on the reverse side to make tender to receive common units representing limited liability company membership interests (“Newco common units”) of Potomac Holding LLC (“Newco”), each of which is subject to proration, adjustment and certain limitations as set forth in the Merger Agreement (as defined in the Instructions) and the prospectus, dated [—], 2015 (the “Prospectus”). Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus.

This Letter of Transmittal relates to the offer by Danaher Corporation (“Danaher”) to exchange all of the Newco common units that are owned by Danaher for shares of Danaher common stock that are validly tendered and not properly withdrawn. Following consummation of the exchange offer, RS Merger Sub I, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of NetScout Systems, Inc. (“NetScout”), will be merged with and into Newco, whereby the separate corporate existence of Merger Sub will cease and Newco will continue as the surviving company (the “First Merger”), and, subsequently, Newco will be merged with and into RS Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), whereby the separate corporate existence of Newco will cease and Merger Sub II will continue as the surviving company (the “Second Merger,” and together with the First Merger, the “Mergers”). In the First Merger, each outstanding Newco common unit (except Newco common units held by Danaher, Newco, NetScout or Merger Sub) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of NetScout (“NetScout common stock”) equal to (x) 62.5 million shares of NetScout common stock plus the product of (A) 1.46 multiplied by (B) the number of shares of NetScout common stock issued in any acquisition after the date of the Merger Agreement and prior to the Closing, divided by (y) the aggregate number of Newco common units issued and outstanding as of immediately prior to the effective time of the First Merger. In addition, Newco will authorize the issuance of a number of Newco common units such that the total number of Newco common units outstanding immediately prior to the First Merger will be that number that results in the exchange ratio in the First Merger equaling one. As a result, each Newco common unit (except Newco common units held by Danaher, Newco, NetScout or Merger Sub) will be converted into one share of NetScout common stock in the First Merger.

Newco common units will not be transferred to participants in this exchange offer; such participants will instead receive shares of NetScout common stock in the First Merger. As a result, you will not be able to trade the Newco common units before they convert into shares of NetScout common stock in the First Merger. There can be no assurance that shares of NetScout common stock, when issued in connection with the First Merger, will trade at the same prices as shares of NetScout common stock trade prior to the First Merger.

Although Danaher has mailed the Prospectus to the extent required by U.S. law, including to stockholders located outside the United States, the Prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of Danaher common stock, shares of NetScout common stock or Newco common units in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United

States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Danaher, NetScout or Newco has taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of Danaher common stock, NetScout common stock or Newco common units outside the United States. Accordingly, the ability of any non-U.S. person to tender shares of Danaher common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for Danaher, NetScout or Newco to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. stockholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Danaher common stock, NetScout common stock or Newco common units that may apply in their home countries. None of Danaher, NetScout or Newco can provide any assurance about whether such limitations may exist.

MARK THE BOX BELOW UNDER STOCK ELECTION TO PARTICIPATE IN THE EXCHANGE OFFER STOCK ELECTION

☐	Mark this box to elect to make a stock election with respect to ALL of your shares of Danaher common stock.

☐	Mark this box to elect to make a stock election with respect to the following number of your shares of Danaher common stock.

ODD LOT

Stockholders holding fewer than 100 shares of Danaher common stock may have their shares of Danaher common stock accepted for payment before any proration of other tendered shares of Danaher common stock. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares of Danaher common stock, even if such holders have separate accounts or certificates representing fewer than 100 shares of Danaher common stock. Accordingly, this section is to be completed ONLY if shares of Danaher common stock are being tendered by or on behalf of a person owning an aggregate of fewer than 100 shares of Danaher common stock.

☐	Mark this box if you own an aggregate of fewer than 100 shares of Danaher common stock and are tendering all such shares.

LOST OR DESTROYED CERTIFICATE(S)

If your certificate(s) representing shares of Danaher common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please contact the Corporate Secretary of Danaher at (202) 828-0850 regarding the requirements for replacement of the certificate(s). Replacement shares will be issued in book-entry form via DRS. You may be asked to post a surety bond for your lost shares of Danaher common stock. Your shares of Danaher common stock will not be included in the exchange offer unless you satisfy the requirements for replacement of your lost or destroyed certificate(s). You are urged to call the Corporate Secretary of Danaher immediately to ensure timely processing of the documentation.

To be effective, this Exchange Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at the appropriate address listed in the Exchange and Transmittal Information Booklet, together with your stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, prior to the expiration on [—], 2015. Do not send your election materials to Newco, Danaher, NetScout or the Information Agent.

SIGNATURE(S) REQUIRED

Signature of Registered Holder(s) or Agent must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Please refer to Exchange and Transmittal Information Booklet, Signature Guarantees.

By signing below, I represent and warrant as follows:

(1) I have full power and authority to surrender the shares of Danaher common stock represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Danaher common stock.

(2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s) representing shares of Danaher common stock and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Danaher common stock will be determined by the Exchange Agent.

(3) I understand that, pending the completion of the First Merger, I may not and shall not sell or otherwise transfer the shares of Danaher common stock subject to this Election Form unless the Merger Agreement is terminated or I properly revoke this election prior to the Election Deadline.

(4) I acknowledge that, until I properly surrender the certificate(s) representing the shares of Danaher common stock to which this Election Form and Letter of Transmittal relates or properly transfer such shares of Danaher common stock in book-entry form, I will not receive any consideration issuable or payable in connection with the First Merger. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED)

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of an Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm	Address of Firm - Please Print

SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:

(PLEASE TYPE OR PRINT)

Address:
(INCLUDE ZIP CODE)
(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)
(SEE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of for fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:

(PLEASE TYPE OR PRINT)

Address:
(INCLUDE ZIP CODE)
(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

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